UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

September 25, 2015
Date of report (date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant of the registrant under any of the following circumstances:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cynthia Cann, Vice President and Chief Accounting Officer of Evolent Health, Inc. (the “Company”) resigned from the Company and her position as principal accounting officer on September 25, 2015. Ms. Cann will be providing consulting services to the Company through the release of the Company’s third quarter earnings.
Lydia Stone, 39, Managing Director and Corporate Controller of the Company, will serve as interim principal accounting officer, effective September 25, 2015. Prior to joining the Company, Ms. Stone was a Senior Manager at BAE Systems, Inc. from November 2010 to May 2013, and was a manager at Ernst & Young LLP in its Assurance practice from August 2004 to November 2010.
There is no arrangement or understanding between Ms. Stone and any other person pursuant to which Ms. Stone was appointed as interim principal accounting officer. Ms. Stone does not have any family relationships with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company, and there are no related party transactions with regard to Ms. Stone that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan Weinberg
Name:	Jonathan Weinberg
Title:	General Counsel

Date: September 25, 2015